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Exhibit 13.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES OF
AMERICA CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States of America Code), each of the undersigned officers of Pampa Energía S.A. (the “Company ”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (the “ Report ”), fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2010	/s/ Ricardo Alejandro Torres
	Name:	Ricardo Alejandro Torres
	Title:	Chief Executive Officer

Date: June 30, 2010	/s/ Roberto Luis Maestretti
	Name:	Roberto Luis Maestretti
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States of America Code) and is not being filed as part of the Report or as a separate disclosure document.